EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

OF GUARANTY BANCSHARES, INC.
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Quarterly Report on Form 10-Q, that:

1.	the report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	the information contained in the report fairly presents, in all material respects, the Company’s financial condition and results of operations.

By: /s/ Arthur B. Scharlach, Jr. —————————————— Arthur B. Scharlach, Jr. Chief Executive Officer Dated: May 14, 2003 26